SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 20, 1999

                             CENTRAL OIL CORPORATION
             (Exact name of registrant as specified in its charter)

        Colorado                       0-23123                  84-0856436
     (State or other                 (Commission               (IRS Employer
Jurisdiction of Incorporation)       File Number)            Identification No.)

152 West 57th Street, 40th Floor, New York, New York               10019
     (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code (212) 765-2915


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Item 1.           CHANGE IN CONTROL OF REGISTRANT.

         A change in control of Central Oil Corporation, a Colorado corporation (the "Company"), occurred on May 20, 1999. On May 20, 1999, Charles L. Mattis, President, a director, and the holder of approximately 8,000,000 shares (or 79.83%) of the Company's common stock, $.0001 par value per share (the "Common Stock"), sold 7,400,000 shares of Common Stock. The shares were sold to a number of investors who are "accredited investors" as defined in Rule 501 of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a stock purchase agreement (the "Mattis Agreement").

         Pursuant to the Mattis Agreement, Andreas Typaldos was appointed interim Chairman of the Board and Chief Executive Officer of the Company. In addition, all of the current directors and officers of the Company tendered their resignations to the Company. The resignations of Charles L. Mattis and Mark G. Lawrence, a director, were effective immediately. The resignation of Stephan R. Levy, the Company's Secretary and Treasurer and a director, which is irrevocable, shall be effective automatically upon the expiration of ten days from the date the Company files with the U.S. Securities and Exchange Commission ("SEC") and delivers to the Company's shareholders of record, the Information Statement required by Section 14(f) of the Securities and Exchange Act of 1934 (the "Effective Date"). On the Effective Date, Mr. Typaldos intends to appoint new management for the Company.

         Following is a list of the names of the new officers and directors of the Company:

         NAME                   TITLE
         ----                   -----
         Andreas Typaldos       Chairman of the Board and
                                Chief Executive Officer

         Stephan R. Levy        Secretary, Treasurer and Director(1)

         Elias Typaldos         Director nominee(2)

         Michel Berty           Director nominee(2)

         Hermann Seiler         Director nominee(2)

------------------
(1) Stephan R. Levy has submitted a resignation effective automatically on the Effective Date.

(2) The nominees will become directors and officers on the Effective Date.

       Andreas Typaldos and Elias Typaldos are brothers. There are no other family relationships among any of the Company's officers and directors.

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       Following is a list of the names of the holders of more than 5% of the
Company's issued and outstanding Common Stock as of June 1, 1999:

             NAME                          NUMBER OF SHARES        PERCENTAGE
             ----                          ----------------        ----------
      Andreas Typaldos(1)                     2,180,000              18.1%
      Pegasus Investment Holdings, Ltd.       1,000,000               8.3%
      Infacoma Enterprises Limited              850,000               7.0%

(1) Includes shares held by Mr. Typaldos individually, as trustee and by four entities controlled or owned by Mr. Typaldos or his family.

Item 5.           OTHER EVENTS.

PRIVATE FINANCING

         One of the conditions to the consummation of the Mattis Agreement was that the Company raise at least $2,500,000 in equity to fund the growth of the Company's business. Simultaneously with the consummation of the Mattis Agreement, the Company received subscriptions in connection with the sale of Series A Convertible Preferred Stock (the "Preferred Stock") of the Company in private transactions to "accredited investors" (the "Private Offering"). For each $1,000 invested, the Preferred Stock is convertible into that number of shares of the Company's Common Stock, equal to $1,000 divided by the lesser of
(i) 65% of the average market price of the Common Stock or (ii) $7.00.

REGISTRATION RIGHTS

         Pursuant to the Mattis Agreement, the Company granted registration rights to each of the purchasers of Mr. Mattis' shares. The Company also granted registration rights to Mr. Mattis in connection with shares retained by him. Thus, the Company is required to register under the Securities Act the resale of the shares of Common Stock held by Mr. Mattis and the shares purchased from Mr. Mattis.

         In connection with the Private Offering the Company also agreed to file within 30 days of the Effective Date a Registration Statement registering the resale of the shares of Common Stock issuable upon conversion of the Preferred Stock. The Company's obligation to maintain an effective registration statement will terminate at the close of business on the day on which each holder of registerable securities is able to resell such registerable securities in compliance with Rule 144(k) under the Securities Act or such earlier date on which there remain no registerable securities.

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         The Company has agreed to pay all expenses incident to this registration.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  2.1 - Stock Purchase Agreement dated as of May 20, 1999 by and among Charles L. Mattis and the entities and individuals listed on Schedule A to the Agreement.

                 99.1 - Press Release dated June 2, 1999


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CENTRAL OIL CORPORATION

Date:  June 4

, 1999                   By: /S/ ANDREAS TYPALDOS
                                          ----------------------------
                                              Andreas Typaldos,
                                              Chief Executive Officer

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                                  EXHIBIT INDEX

EXHIBIT                    DESCRIPTION
-------                    -----------

  2.1 - Stock Purchase Agreement dated as of May 20, 1999 by and among Charles L. Mattis and the entities and individuals listed on Schedule A to the Agreement.

 99.1 - Press Release dated June 2, 1999



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